CONVERTIBLE BRIDGE LOAN TERMINATION
                                       AND
                               CONVERSION OF DEBT
                                    AGREEMENT

      This CONVERTIBLE BRIDGE LOAN TERMINATION AND CONVERSATION OF DEBT AGREEMENT dated as of January 14, 2003 (the "Agreement"), is entered into by and among THE HARBOUR GROUP, INC., a Virginia corporation ("Harbour"), UNIVERSAL GUARDIAN CORPORATION, a Nevada corporation ("Universal"), SOTIRIOS EMMANOUIL, an individual ("Emmanouil"), and DYDX GROUP OF FUNDS, LLC, a California limited liability company as collateral agent for Emmanouil ("Dydx"). Harbour, Universal, Emmanouil and Dydx are referred to herein at times individually as a "party" or collectively as the "parties."

                                    RECITALS

A. Harbour, Universal, Emmanouil and Dydx are all parties to that certain Loan and Security Agreement, Bridge Loan Note, and all Loan Documents related thereto all dated as of October 14, 2002 (collectively, the "Emmanouil Loan Documents") for a convertible bridge loan from Emmanouil to Harbour in the principal amount of US$500,000 (the "Emmanouil Bridge Loan").

B. Universal guaranteed Harbour's obligations under the Emmanouil Loan
Documents.

C. As full repayment of the Emmanouil Bridge Loan, the parties desire to allow and accept the conversion of the full principal amount of the Emmanouil Bridge Loan, and all accrued interest thereon, into Series A Preferred Stock of Universal.

      In consideration of the mutual promises contained herein, and for the other good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

1. Conversion of Emmanouil Bridge Loan: The entire unpaid US$500,000 principal amount of the Emmanouil Bridge Loan and all accrued interest thereon in the amount of US$12,500 (for the loan term from October 14, 2002, through and including January 14, 2003) is hereby converted as of January 14, 2003, into Series A Preferred Stock of Universal ("Shares") at the conversion rate of US$1.25 per Share, for a total number of 410,000 converted Shares ("Converted Shares").


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2. Loan Fee Shares: Pursuant to the terms of the Emmanouil Bridge Loan,
Emmanouil received a loan fee in the amount of 250,000 Shares ("Loan Fee Shares") Emmanouil remains entitled to such Loan Fee Shares.

3. No Late Fee: No late fee is due Emmanouil under the Emmanouil Loan Documents.

4. Total Converted Shares and Loan Fee Shares: Pursuant to the conversion hereunder, Universal agrees to properly authorize, issue and deliver to Emmanouil a total of 660,000 Converted Shares and Loan Fee Shares ("Emmanouil Total Shares").

5. Delivery of Shares: The Emmanouil Total Shares due hereunder shall be fully and properly authorized, issued and delivered by Universal to Emmanouil no later than February 22, 2003.

6. Termination of Emmanouil Bridge Loan: Subject to Universal's delivery of the Emmanouil Total Shares as required in this Agreement, (a) the Emmanouil Bridge Loan is deemed fully and timely repaid, (b) all of the Emmanouil Loan Documents are null, void and no longer of any force or effect as to all parties, (c) all security interests of Emmanouil and/or Dydx under the Emmanouil Loan Documents are automatically released and extinguished, (d) any rights any party may have under the Emmanouil Loan Documents that may extend and exist beyond the termination of such documents are fully and completed waived and extinguished,
(e) Emmanouil and Dydx shall file any necessary documents with the requisite government offices to evidence the full and complete release of any security interests granted Emmanouil and/or Dydx under the Emmanouil loan Documents, and
(f) Dydx no longer is acting as the collateral agent for Emmanouil and Dydx is fully and completely released from any obligations, duties and liabilities as collateral agent under the Emmanouil Loan Documents. The failure of Universal to deliver the Emmanouil Total Shares as required in this Agreement shall result in
(a) this Agreement and obligations hereunder being null, void and no longer of any force or effect and (b) the Emmanouil Loan Documents being unaffected by this Agreement and remaining in full force and effect.

7. Restricted Shares: Emmanouil acknowledges and understands that all of the Emmanouil Total Shares will be restricted Shares pursuant to Rule 144 under the Securities act of 1933.

8. Rights to Sell Shares to Universal:

      (a) Subject to Universal's delivery of the Emmanouil Total Shares as required in this Agreement, Emmanouil has the right to require (the "Put Right") Universal to purchase from Emmanouil all or any portion of the Emmanouil Total Shares until such time as Emmanouil has received the aggregate amount of US$512,500 from the exercise of such Put Rights. The Put Right may be exercised only during the period from 12:01 a.m., April 15,2003, through and including 4:50 p.m., June 30, 2003, must be exercised by providing Universal written notice stating the amount of Shares Emmanouil desires to sell, may be exercised in various increments and at various times, and shall be exercised at the following price per Share:


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      i.    During the period from April 15, 2003, through May 15, 2003, at a purchase price of $1.50 per Shared.

      ii. During the period from May 16, 2003, through June 30, 2003, at a purchase price of $1.75 per Share.

      b) Notwithstanding the foregoing paragraph 8(a), if Universal is not permitted to purchase any of the tendered Emmanouil Total Shares due to any applicable corporate or securities laws, Universal's obligation to purchase such tendered Emmanouil Total Shares shall be deferred until the earliest opportunity Universal has under applicable corporate or securities laws to purchase such Shares.

9. Representation by Counsel - Voluntary Agreement: Each party to this Agreement is encouraged to seek legal counsel before entering into this Agreement. By executing below, each party to this Agreement acknowledges and warrants that either (i) he, she or it has been represented by independent counsel of their choice through all negotiations that preceded the execution of this Agreement, or (ii) he, she or it has voluntarily chosen to enter into this Agreement without seeking the advice of his/her/its own independent legal counsel. Each party has read, or had read to them, all of this Agreement and each party fully understands the terms used in this Agreement and their significance. Each party represents and warrants that this Agreement has been entered into voluntarily and without any coercion or duress, economic or otherwise

10. No Partnership or Agency: This Agreement does not constitute any party the agent of the other, or create a partnership or joint venture between the parties, and no party shall have the power to obligate or bind the other in any manner whatsoever. None of the parties hereto shall hold itself out contrary to the provisions of this paragraph by advertising or otherwise. This Agreement shall not be construed to be for the benefit any third party.

11. Recitals and Headings: Each of the Recitals contained in this Agreement are incorporated herein as material terms. Headings of clauses and sections in this Agreement are inserted for reference and convenience only and in no way define, limit or describe the scope or intent of any provision thereof.

12. Governing Law: This Agreement shall be governed by and construed under the laws of the State of Illinois.

13. Entire Agreement: This Agreement contains the full and complete understanding between the parties with regard to the subject matter hereof and it cannot be modified or amended except by a written instrument signed by each party. This Agreement supersedes all prior agreements and understandings between the parties with regard to the subject matter hereof, whether such agreements and understandings were written or oral. Each party hereto hereby represents and warrants that no statement, promise, representation, or inducement, except as herein set forth, has been made on any party's behalf, or by any of such party's employees or representatives, and no party hereto is relying on any representation, warranty or agreement not contained in this Agreement.


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

14. Severability: In the event that any provision contained in this Agreement shall be (i) held by any court or arbitration tribunal to be unenforceable, illegal, void or contrary to public policy, or (ii) in conflict with any applicable statute, law, regulation or effect; provided, however, that in such event the provision of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum required, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

15. Attorneys' Fees: In any dispute, action or arbitration between the parties relating to this Agreement, the enforcement of any of its terms, or to any other contract relating to the subject matter of this Agreement, the prevailing party shall be entitled to recover, in addition to any other award of damages or other remedies, its reasonable attorneys' fees, costs and expenses.

16. Authorization: The assent of each party to this Agreement shall be indicated by his/her/its signature below or by the signature of his/her/its duly authorized officer, agent or representative below. Each party warrants and represents that it has full authority to enter into this Agreement, and that the person or persons executing this Agreement upon its behalf are authorized to do so. Each party warrants and represents that it is wholly free to enter into this contract and to grant the rights herein granted to the other, and that it not a party to any agreements, and does not have any obligations, which conflict with any of the provisions hereof of restrict any rights granted herein.

17. Notices and Payments: All notices, demands and payments shall be given in writing either by personal delivery, courier service, by registered or certified mail, postage prepaid with proof of mailing, or by facsimile transmission with printed proof from the facsimile machine verifying successful transmission. Notice may not be given via computer delivered or electronic mail (so-called e-mail). Notice shall be deemed given when actually delivered if by personal deliver, courier service or facsimile transmission, or upon the earlier of (i) three (3) days after deposit into the United States Mail, or (ii) the date of actual receipt as evidenced by the return receipt, if by mail. Notices shall be addressed as appears below for each party, provided that if any party gives notice of a change of name or address, notices to the giver of that notice shall thereafter be given as demanded in that notice:


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                  If to Emmanouil:       Sotirios Emmanouil
                                         c/o Efstathios Basios
                                         Hasinta Investments, Ltd.
                                         Pindou 51
                                         GR-15669. Papagou
                                         Athens, Greece
                                         Fax: 011-3010-656-1771

                  If to Harbour:         The Harbour Group, Inc.
                                         c/o Universal Guardian Corporation
                                         5795 Fleet Street, Suite 110
                                         Carlsbad, CA  90028
                                         Fax: 760-579-0818
                                         Attention: Michael J. Skellern

                  If to Universal:       Universal Guardian Corporation
                                         5795 Fleet Street, Suite 110
                                         Carlsbad, CA  90028
                                         Fax: 760-579-0818
                                         Attention: Michael J. Skellern

                  If to Dydx:            DyDx Group of Funds, LLC
                                         2121 Avenue of the Stars, Ste 1650
                                         Los Angeles, California 90067
                                         Fax: 310-712-1780
                                         Attention: Mark Beychok

18. No Assignment: This Agreement and any payments due hereunder maynot be assigned by any party to this Agreement without the express written consent of the other parties to this Agreement.

19. Successors and Assigns: This Agreement shall inure to the benefit of the parties hereto and to their respective successors, heirs and assigns, subject to any restrictions on assignment contained elsewhere herein.

20. Counterparts; Transmittal by Facsimile: This Agreement may be executed in several counterparts, each of which shall be an original as against any party who signed it, and all of which shall constitute one and the same document. This Agreement shall not be binding on any party until each party hereto has executed this Agreement or a counterpart hereof and delivered such executed Agreement or counterpart, whether by facsimile or otherwise, to the other parties hereto or to their respective representatives

21. Further Required Acts: The parties agree to timely execute and deliver all additional documents, and complete all additional acts, for the purpose of completing an properly documenting the transaction and subject matter of this Agreement.

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

22. Interpretation and Ambiguities: As the context herein requires, terms stated in the singular, plural, masculine, feminine, or neuter shall include references to the other. All parties hereto contributed to the drafting of this Agreement such that any rules regarding ambiguities are to be construed against the drafting party shall not apply.

         The parties have executed and entered into this Agreement as of the date first above written.

                                         THE HARBOUR GROUP, INC.
                                         a Virginia corporation


                                         By: /s/ Michael J. Skellern
                                            --------------------------------
                                                  Michael J. Skellern
                                                  Title:   CEO

                                         UNIVERSAL GUARDIAN CORPORATION
                                         a Nevada corporation


                                         By: /s/ Michael J. Skellern
                                            --------------------------------
                                                  Michael J. Skellern
                                                  Title:   CEO


                                         SOTIRIOS EMMANOUIL, an individual


                                         DYDX GROUP OF FUNDS, LLC
                                         a California limited liability company,
                                         as Collateral Agent


                                         By: /s/ Mark Beychok
                                            --------------------------------
                                                  Mark Beychok,
                                                  President, Managing Member


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